UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	July 17, 2012
(Date of earliest event reported):	July 16, 2012

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                     717-291-2411
Former name or former address, if changed since last Report:                                      N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2012, Fulton Financial Corporation (“Fulton”) received the resignation of Willem Kooyker, age 69, who has been a director of Fulton since 2005.  In addition, Director Kooyker was previously a Director of Somerset Valley Bank from 1990 until that institution was merged into another Fulton affiliate bank in 2007. Mr. Kooyker’s decision to retire from the Fulton Board of Directors was not the result of any disagreement relating to Fulton’s operations, policies or practices and his retirement from Fulton was effective July 17, 2012 when it was accepted by Fulton’s Board of Directors. Director Kooyker’s many years of service and dedication to Fulton are greatly appreciated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2012	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer